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                                                                     EXHIBIT 4.8


                         ANCHOR ADVANCED PRODUCTS, INC.
                                     ISSUER


                              ANCHOR HOLDINGS, INC.
                                    GUARANTOR


                                       AND


                       STATE STREET BANK AND TRUST COMPANY
                       (SUCCESSOR TO FLEET NATIONAL BANK)
                                     TRUSTEE



                          FIRST SUPPLEMENTAL INDENTURE



                           DATED AS OF MARCH 18, 1998


                                       TO

                     THE INDENTURE DATED AS OF APRIL 2, 1997
        BETWEEN ANCHOR ADVANCED PRODUCTS, INC., ANCHOR HOLDINGS, INC. AND
                       STATE STREET BANK AND TRUST COMPANY
               (AS SUCCESSOR TO FLEET NATIONAL BANK), AS TRUSTEE,
             RELATING TO $100 MILLION AGGREGATE PRINCIPAL AMOUNT OF
                     11 3/4% SERIES B SENIOR NOTES DUE 2004
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                             SUPPLEMENTAL INDENTURE

         THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") is made as of the 18th day of March, 1998, between Anchor Advanced Products, Inc. (the "Issuer"), Anchor Holdings, Inc. ("Holdings") and State Street Bank and Trust Company (as successor to Fleet National Bank), as trustee (the "Trustee").

         WHEREAS, the Issuer, Holdings and the Trustee heretofore executed and delivered an Indenture, dated as of April 2, 1997 (the "Indenture"); and

         WHEREAS, pursuant to the Indenture, the Issuer issued and the Trustee authenticated and delivered $100 million aggregate principal amount of the Issuer's 113/4% Senior Notes due 2004 (the "Initial Notes"); and

         WHEREAS, pursuant to an exchange offer registered with the Securities and Exchange Commission on a Registration Statement No. 333-26943 on Form S-4, the Issuer offered to, and did, exchange $100 million in aggregate principal amount of its 11 3/4% Series B Senior Notes due 2004 (the "Exchange Notes" and, together with the Initial Notes, the "Notes") for $100 million in aggregate principal amount of the Initial Notes; and

         WHEREAS, the Initial Notes were, and the Exchange Notes are, unconditionally guaranteed on a senior basis by Holdings; and

         WHEREAS, Section 9.02 of the Indenture provides that the Issuer, when authorized by Board Resolution, and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes outstanding, may amend the Indenture, subject to certain exceptions (none of which is applicable to the amendments (the "Amendments") and waiver (the "Waiver") contained in Sections 2.01 and 2.02, respectively, of this Supplemental Indenture) specified in Section 9.02 of the Indenture; and

         WHEREAS, Anchor Acquisition Co., a Delaware corporation, proposes to acquire all the capital stock of Holdings (the "Acquisition"); and

         WHEREAS, pursuant to its Consent Solicitation Statement, dated March 3, 1998 (the "Initial Consent Solicitation Statement"), as amended and supplemented by Supplement No. 1 thereto, dated March 17, 1998 (the "Supplement" and, together with the Initial Consent Solicitation Statement, the "Consent Solicitation
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Statement"), the Issuer solicited consents of the Holders to the Amendments and the Waiver, which if adopted would (i) waive the rights of the Holders to require the Issuer to offer to repurchase the Notes pursuant to Section 4.14 of the Indenture (a "Repurchase Offer") upon a "Change of Control," as such term is defined in Section 1.01 of the Indenture, which would occur upon the consummation of the Acquisition, (ii) to add the definition of "Moll Entity" to
Section 1.01 of the Indenture and (iii) to amend the definition of "Change of Control" in Section 1.01 of the Indenture to provide that the occurrence of certain transactions would not constitute a "Change of Control"; and

         WHEREAS, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes have duly consented to the Amendments and the Waiver set forth in this Supplemental Indenture in accordance with Section 9.02 of the Indenture; and

         WHEREAS, the Issuer has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of Board Resolutions authorizing the execution, delivery and performance of this Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph and (iii) an Opinion of Counsel in compliance with and to the effect set forth in Sections 1.01, 9.02 and 9.06 of the Indenture; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture valid and binding have been complied with or have been done or performed;

         NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Supplemental Indenture, might operate to limit such action, the Issuer, Holdings and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. GENERAL. For all purposes of the Indenture and this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

         (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

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                                   ARTICLE II
                              AMENDMENTS AND WAIVER

         SECTION 2.01. AMENDMENTS. Subject to Section 3.01 hereof, the Indenture is hereby amended in the following respects:

         (a)      The following definition of "Moll Entity" is hereby added to
Section 1.01 of the Indenture:

                  "Moll Entity" means Moll PlastiCrafters Limited Partnership or any direct or indirect Subsidiary of Moll PlastiCrafters Limited Partnership or any successor thereof, other than Holdings or any direct or indirect Subsidiary of Holdings or any successor thereof.

         (b) The definition of Change of Control" in Section 1.01 of the Indenture is hereby amended and restated in its entirety as follows:

                  "Change of Control" means the occurrence of any of the following: (i) (a) any transaction (including a merger or consolidation) the result of which is that any "person" or "group" (each within the meaning of Sections 13(d) and 14(d)(2) of the Exchange
         Act), other than the Principals, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of all Capital Stock of the Issuer, the Guarantor or a successor entity normally entitled to vote in the election of directors, managers or trustees, as applicable, calculated on a fully diluted basis, and (b) as a result of the consummation of such transaction, any "person" or "group" (each as defined above) becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the voting stock of the Issuer or the Guarantor than is at the time "beneficially owned" (as defined above) by the Principals, or (ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors, or
         (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole or the Guarantor and its Subsidiaries taken as a whole, in each case, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties. For purposes of this definition, any transfer of an Equity Interest of
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         an entity that was formed for the purpose of acquiring voting stock of the Issuer or the Guarantor shall be deemed to be a transfer of such percentage of such voting stock as corresponds to the percentage of the equity of such entity that has been so transferred.

                  Notwithstanding the foregoing, the occurrence of any of the following shall not constitute a "Change of Control":

                  (i) any transfer of the capital stock of Holdings or Anchor Acquisition, Co. to any Moll Entity as a result of which Holdings becomes a Subsidiary of such Moll Entity, provided that, upon giving effect to such transfer Holdings and its Subsidiaries will not be subject to any covenant contained in any debt or other similar instrument of any Moll Entity; or

                  (ii) any merger or consolidation of Holdings into or with, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of Holdings' properties or assets in one or more related transactions to, any Moll Entity, provided that, immediately after giving effect to such transaction or transactions, as the case may be, the entity or Person formed by or surviving any such merger or consolidation, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, would have a Fixed Charge Coverage Ratio of at least 2.5 to 1, determined on a pro forma basis; or

                  (iii) any merger or consolidation of any Moll Entity into or with, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of any Moll Entity, in one or more related transactions to, any other Moll Entity;

                  provided, that, upon the occurrence of, and after giving
                           effect to, any of the transactions set forth in clauses (i), (ii) or (iii) of this paragraph, the Indenture shall continue to remain in full force and effect. Any transfer of the capital stock of Holdings or Anchor Acquisition, Co. to any Moll Entity which does not comply with clause (i) of this paragraph or any merger or consolidation of Holdings into or with, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of Holdings' properties or assets in one or more related transactions to, any Moll Entity, which does
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                           not comply with clause (ii) of this paragraph shall
                           constitute a "Change of Control".

         SECTION 2.02. WAIVER. Subject to Section 3.01 hereof, the Holders of a majority in aggregate principal amount of the Notes outstanding hereby permanently waive their right to require the Issuer to make any Repurchase Offer in connection with, or upon the consummation of, the Acquisition.

                                   ARTICLE III
                                  MISCELLANEOUS

         SECTION 3.01. EFFECTIVENESS. This Supplemental Indenture shall become effective upon its execution and delivery by the Issuer, Holdings and the Trustee. Notwithstanding the execution and delivery of the Supplemental Indenture by the Issuer, Holdings and the Trustee, the Amendments and the Waiver shall become effective only concurrently with the consummation of the Acquisition and the making of the Consent Payment (as defined in the Consent Solicitation Statement). The Consent Payment will be deemed to have been paid when made by deposit with the Depositary (as defined in the Consent Solicitation Statement), which will act as the agent for the Holders and transmit such payment to such Holders. The Indenture will remain in effect without giving effect to the Amendments and the Waiver until the Acquisition is consummated and the Consent Payment is made. Upon the execution and delivery of this Supplemental Indenture by the Issuer, Holdings and the Trustee the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. Notwithstanding the foregoing provisions of this Section 3.01, if the Acquisition is not consummated and the Consent Payment is not made on or prior to April 30, 1998, the Amendments and the Waiver will not become effective and this Supplemental Indenture will become null and void.

         SECTION 3.02. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

         SECTION 3.03. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

         SECTION 3.04. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

         SECTION 3.05. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this
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Supplemental Indenture limits, qualifies or conflicts with any provision of the
Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

         SECTION 3.06. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 3.07. HEADINGS. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 3.08. BENEFITS OF SUPPLEMENTAL INDENTURE, ETC. Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

         SECTION 3.09. SUCCESSORS. All agreements of the Issuer and Holdings in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         SECTION 3.10. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained herein shall be taken as the statements of the Issuer and Holdings, and the Trustee assumes no responsibility for their correctness. The Trustee shall not be liable or responsible for the validity or sufficiency of this Supplemental Indenture.

         SECTION 3.11. CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         SECTION 3.12. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

         SECTION 3.13. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date and year first above written.


                                              ANCHOR ADVANCED PRODUCTS, INC.



                                              By: /s/ Francis H. Olmstead
                                                  ---------------------------
                                              Name:  Francis H. Olmstead
                                              Title: President


(SEAL)

Attest:  /s/ Phyllis Best
         --------------------
Name:  Phyllis Best
Title: Senior Vice President Finance


                                              ANCHOR HOLDINGS, INC.



                                              By: /s/ Francis H. Olmstead
                                                  ---------------------------
                                              Name:  Francis H. Olmstead
                                              Title: President


(SEAL)

Attest:  /s/ Phyllis Best
         --------------------
Name:  Phyllis Best
Title: Senior Vice President Finance



                                              STATE STREET BANK AND TRUST
                                              COMPANY, AS TRUSTEE

                                              By:  /s/ Michael Hopkins
                                                   -----------------------
                                              Name:  Michael Hopkins
                                              Title: Vice President

(SEAL)